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                                                                      Exhibit 12

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                                              AmeriKing, Inc.
                             Calculation of Ratio of Earnings to Fixed Charges
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                                                   Fiscal Year Ended                Fiscal Year Ended
                                                  December 29,  1997                December 30, 1996
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                                                 W/O PIK      With PIK          W/O PIK          With PIK
                                                Dividends     Dividends        Dividends        Dividends
                                                ---------     ---------        ---------        ---------
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
EARNINGS
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Loss before income taxes benefit               $(2,399,000)  $(2,399,000)     $(4,498,000)      $(4,498,000)
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Interest expense                                13,320,000    13,320,000       11,983,000        11,983,000
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Amortization of deferred financing costs           616,000       616,000          883,000           883,000
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Portion of rents representative of interest      5,556,000     5,556,000        4,690,000         4,690,000
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Preferred stock PIK dividends                                    450,000                            450,000
                                               -----------   -----------      -----------       -----------
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Total Earnings                                 $17,093,000   $17,543,000      $13,058,000       $13,508,000
                                               ===========   ===========      ===========       ===========
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FIXED CHARGES
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Interest expense                               $13,320,000   $13,320,000      $11,983,000       $11,983,000
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Amortization of deferred financing costs           616,000       616,000          883,000           883,000
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Portion of rents representative of interest      5,556,000     5,556,000        4,690,000         4,690,000
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Preferred stock PIK dividends                                    450,000                            450,000
                                               -----------   -----------      -----------       -----------
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Total Fixed Charges                            $19,492,000   $19,942,000      $17,556,000       $18,006,000
                                               ===========   ===========      ===========       ===========
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RATIO OF EARNINGS TO FIXED CHARGES                    0.88          0.88             0.74              0.75
                                               ===========   ===========      ===========       ===========
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INSUFFICIENT EARNINGS TO COVER FIXED
    CHARGES                                    $ 2,399,000   $ 2,399,000      $ 4,498,000       $ 4,498,000
                                               ===========   ===========      ===========       ===========
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